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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Amended Stock Option Plan and 2002 Stock Option Plan of SteelCloud, Inc. of our report dated December 21, 2001, except for Note 5 as to which the date is January 18, 2002, with respect to the consolidated financial statements and schedule of SteelCloud, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2001, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
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Ernst & Young LLP, Independent Auditors
McLean, Virginia
July 10, 2002